EXHIBIT (23)(a)

[PRICE WATERHOUSE LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated September 26, 1995 appearing on page 25 of United Services Advisors, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/

PRICE WATERHOUSE LLP
San Antonio, Texas
February 1, 1996